                                  Exhibit 4(f)



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                             HELLER FINANCIAL, INC.


                                      AND


                              __________________,

                                    Trustee


                                   _________


                                   INDENTURE


                                   _________


                         Dated as of ____________, 1995


                                   _________



                            Subordinated Securities

===============================================================================

     INDENTURE dated as of ____________, 19__ between HELLER FINANCIAL, INC., a Delaware corporation (the "Company"), and _________________________ (the "Trustee").

                             PRELIMINARY STATEMENTS

     A. The Company is authorized to borrow money for its corporate purposes and to issue non-convertible debentures, notes and other debt obligations therefor; and for its corporate purposes, the Company has determined to make and issue its non-convertible debentures, notes and other debt obligations to be issued in one or more series (the "Securities"), as hereinafter provided, up to such principal amount or amounts as may from time to time be authorized by or pursuant to the authority granted in one or more resolutions of the Board of Directors.

     B. All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

     In consideration of the above statements, and other good and valuable consideration the receipt and adequacy of which is hereby acknowledged, the parties agree that all the Securities are to be executed, authenticated and delivered subject to the further covenants and conditions hereinafter set forth; and the Company, for itself and its successors, does hereby covenant and agree to and with the Trustee and its successors in such trust, for the benefit of those who shall hold the Securities, or any of them, as follows:

                              TERMS AND CONDITIONS

     1.   Incorporation by Reference.

     Articles I through XIII of the Heller Financial, Inc. Standard Multiple-Series Indenture Provisions, dated and filed with the Securities and Exchange Commission on February 5, 1987 (the "Standard Provisions"), are hereby incorporated herein by reference with the same force and effect as though fully set forth herein. To the extent that the terms set forth in Sections 2 and 3 of this Indenture are inconsistent with the terms of the Standard Provisions, the terms set forth in Section 2 shall apply.

     2.   Amendments to the Standard Provisions

          A. The Standard Provisions as incorporated herein are hereby amended as follows:

          B. Section 1.01 is amended to add new defined terms thereto or to amend existing defined terms, and all definitions set forth below, to the extent they are inconsistent with the meanings ascribed to them in the Standard Provisions, control, as though they were fully set forth in the Standard Provisions, in the appropriate alphabetical sequence, as follows:

     "Conversion Event" means the cessation of (i) a Foreign Currency to be used both by the government of the country which issued such currency and for the settlement of transactions by public institutions of or within the international banking community, (ii) the ECU to be used both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Communities, (iii) any currency unit other than the ECU to be used for the purposes for which it was established, or (iv) the availability of a currency due to the imposition of exchange controls or other circumstances beyond the Company's control.

          "Depositary" means, unless otherwise specified by the Company pursuant to either Section 2.03 or 3.01, with respect to Securities of any series issuable or issued as a Global Security, The Depository Trust Company, New York, New York, or any successor thereto registered under the Securities and Exchange Act of 1934, as amended, or other applicable statute or regulation.

          "Exchange Rate Agent" means the New York banking corporation, if any, from time to time selected by the Company for purposes of Section 3.12, which, initially, shall be The Fuji Bank and Trust Company.

          "Global Security" means with respect to any series of Securities issued hereunder, a Security which is executed by the Company and authenticated and delivered by the Trustee to the Depositary or pursuant to the Depositary's instruction, all in accordance with this Indenture and an indenture supplemental hereto, if any, or Board Resolution and pursuant to a Company Order, which shall be registered in the name of the Depositary or its nominee and which shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, all of the Outstanding Securities of such series or any portion thereof, in either case having the same terms, including, without limitation, the same issue date, date or dates on which principal is due, and interest rate or method of determining interest.

     "Market Exchange Rate" means (i) for any conversion involving a currency unit on the one hand and Dollars or any Foreign Currency on the other, the exchange rate between the relevant currency unit and Dollars or such Foreign Currency calculated by the method specified pursuant to Section
     3.01 for the Securities of the relevant series, (ii) for any conversion of Dollars into any Foreign Currency, the noon (New York City time) buying rate for such Foreign Currency for cable transfers quoted in New York City as certified for customs purposes by the Federal Reserve Bank of New York and (iii) for any conversion of one Foreign Currency into Dollars or another Foreign Currency, the highest firm bid quotation for Dollars received by the Exchange Rate Agent at approximately 11:00 a.m. New York City time, on the second Business Day preceding the applicable payment date (or if no such rate is quoted on such date, the last date on which such rate was quoted), from three recognized foreign exchange dealers in The City of New York selected by the Exchange Rate Agent and approved by the Company (one of which may be the Exchange Rate Agent) In the event of the unavailability of any of the exchange rates provided for in the foregoing clauses (i), (ii), and (iii), payments shall be made in the Foreign Currency which is to be converted, unless such Foreign Currency is unavailable due to the imposition of exchange controls or to other circumstances beyond the Company's control, in which case payment shall be made in Dollars on the basis of the most recently available Market Exchange Rate or as otherwise indicated in a pricing supplement to a prospectus describing the Securities. Unless otherwise specified by the Exchange Rate Agent, if any, or if there shall not be an Exchange Rate Agent, then by the Trustee, if there is more than one market for dealing in any currency or currency unit by reason of foreign exchange regulations or otherwise, the market to be used in respect of such currency or currency unit shall be that upon which a nonresident issuer of securities designated in such currency or currency unit would purchase such currency or currency unit in order to make Payments in respect of such securities.

          C. Section 1.01 is amended to delete the term "Currency Determination Agent" and all references to the term Currency Determination Agent in the Indenture shall be replaced with references to the Exchange Rate Agent, and all sections with such references are hereby amended and restated as though fully set forth herein.

          D. Section 2.01 is amended to add the words "or forms" after the word "form" in the first sentence of such Section.

          E. Article Two is amended to add a new Section 2.03, which reads in its entirety as follows:

          Section 2.03 Securities Issuable in the Form of a Global Security. (a) If the Company shall establish pursuant to Section 3.01 that the Securities of a particular series are to be issued in whole or in part in the form of one or more Global Securities, then the Company shall execute and the Trustee shall, in accordance with Section 3.03 and the Company Order delivered to

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

     the Trustee thereunder, authenticate and deliver, such Global Security or Securities, which (i) shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, the Outstanding Securities of such series to be represented by such Global Security or Securities, (ii) shall be registered in the name of the Depositary for such Global Security or Securities or its nominee, (iii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary's instruction and (iv) shall bear a legend substantially to the following effect: "Unless and until it is exchanged in whole or in part for the individual Securities represented hereby, this Global Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

          (b) Notwithstanding any other provision of this Section 2.03 or of
     Section 3.05, subject to the provisions of paragraph (c) below, unless the terms of a Global Security expressly permit such Global Security to be exchanged in whole or in part for individual securities, a Global Security may be transferred, in whole but not in part and in the manner provided in
     Section 3.05, only to a nominee of the Depositary for such Global Security, or to the Depositary, or a successor Depositary for such Global Security selected or approved by the Company, or to a nominee of such successor Depositary.

          (c) (i) If at any time the Depositary for a Global Security notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security or if at any time the Depositary for the Securities for such series shall no longer be eligible or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, the Company shall appoint a Depositary with respect to such Global Security. If a successor Depositary for such Global Security is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of individual Securities of such series in exchange for such Global Security, will authenticate and deliver individual Securities of such series of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of the Global Security in exchange for such Global Security.

          (ii) The Company may at any time and in its sole discretion determine that the Securities of any series issued or issuable in the form of one or more Global Securities shall no longer be represented by such Global Security or Securities. In such event the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of individual Securities of such series in exchange in whole or in part for such Global Security, will authenticate and deliver individual Securities of such series of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of such Global Security or Securities representing such series in exchange for such Global Security or Securities.

          (iii) If specified by the Company pursuant to Section 3.01 with respect to Securities issued or issuable in the form of a Global Security, the Depositary for such Global Security may surrender such Global Security in exchange in whole or in part for individual securities or such series of like tenor and terms in definitive form on such terms as are acceptable to the Company and such Depositary. Thereupon the Company shall execute, and the Trustee shall authenticate and deliver, without service charge, (l) to each Person specified by such Depositary a new Security or Securities of the same series of like tenor and terms and of any authorized denomination as requested by such Person in aggregate principal amount equal to and in exchange for such Person's beneficial interest in the Global Security; and
     (2) to such Depositary a new Global Security of like tenor and terms and in an authorized denomination equal to the difference, if any, between the principal amount of the surrendered Global Security and the aggregate principal amount of Securities delivered to Holders thereof.

          (iv) In any exchange provided for in any of the preceding three paragraphs, the Company will execute and the Trustee will authenticate and deliver individual Securities in definitive registered form in authorized denominations. Upon the exchange of a Global Security for individual Securities, such Global Security shall be canceled by the Trustee. Securities issued in exchange for a Global Security pursuant to this Section shall be registered in such names and in such authorized denominations as the Depositary for such Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Securities to the persons in whose names such Securities are so registered.

          F. Section 3.01 is amended to (i) add Section 2.03 to the sections referred to in the parenthetical exception to paragraph (b) of Section 3.01,
(ii) redesignate paragraphs (q), (r), (s), (t), (u) and (v) as paragraphs (r),
(s), (t), (u), (v) and (w), respectively, and (iii) add new paragraph (q) as follows:

          (q) whether the Securities of the series shall be issued in whole or in part in the form of a Global Security or Securities; the terms and conditions, if any, upon which such Global Security or Securities may be exchanged in whole or in part for other individual Securities; and the Depositary for such Global Security or Securities; and

          G. The second paragraph following paragraph (d) (vi) of Section 3.03 is amended and restated to read as follows:

          If all the Securities of any one series are not to be issued at one time (i) the Trustee shall be entitled to assume that, at the time of the issuance of such Securities, the terms of such Securities do not violate any applicable law or agreement then binding on the Company, and (ii) it shall not be necessary to deliver a Board Resolution, an executed supplemental indenture, if any, an Officer's Certificate or an Opinion of Counsel at the time of issuance of each Security, but such Board Resolution, supplemental indenture, if any, Officer's Certificate and Opinion of Counsel shall be delivered at or prior to the time of issuance of the first Security of such series and the Trustee lay conclusively rely on such documents as to the matters covered thereby until revoked by superseding comparable documents delivered to it.

          H. The first sentence of Section 3.05 is amended and restated to read as follows:

          Subject to Section 2.03, Securities of any series may be exchanged for a like aggregate principal amount of Securities of the same series of other authorized denominations of a like Stated Maturity and with like terms and provisions.

          I.  The following paragraph is added at the end of Section 3.05:

          None of the Company, the Trustee, any Paying Agent or the Securities Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

          J. Paragraphs (a) and (b) of Section 3.12 are amended and restated to read as follows:

     (a) With respect to Registered Securities of any series not permitting the election provided for in paragraph (b) below or the Holders of which have not made the election provided for in paragraph (b) below, the following payment provision will apply:

          (1) Except as provided in paragraph (e) below, payment of the principal of (and premium, if any) on any Registered Security will be made at the Place of Payment by delivery of a check of checks in Dollars, unless any Holder has elected to receive payment in any Foreign Currency, in which case, payment of the principal of (and premium, if any) on any Registered

     Security will be made at the Place of Payment by delivery of a check or checks in the currency or currency unit in which the Security is payable on the payment date against surrender of such Registered Security, and any interest on any Fully Registered Security will be paid at the Place of Payment by bailing a check or checks in the currency or currency unit in which such interest is payable to the Person entitled thereto at the address of such Person appearing on the Securities Register.

          (2) Payment of the principal of (and premium, if any) and (with-respect to Fully Registered Securities only) interest on such Security may also, subject to applicable laws and regulations, be made at such other place or places as may be designated by the Company by any appropriate method and in such other manner as may be agreed by the Company and any Holder.

     (b) It may be provided pursuant to Section 3.01 with respect to the Registered Securities of any series that Holders shall have the option, subject to paragraphs (e) and (f) below, to receive payments of principal of (and premium, if any) and (with respect to Fully Registered Securities only) interest, if any, on such Security in any of the currencies or currency units which may be designated for such election by delivering to the Paying Agent a written election, to be in form and substance satisfactory to the Paying Agent on or prior to the applicable record date or at least 15 calendar days prior to maturity, as the case may be. If a Holder so elects to receive such payments in any such currency or currency unit, such election will remain in effect for such Holder until changed by such Holder by delivery of a written notice to the Paying Agent but the Paying Agent must receive written notice of any change on or prior to the applicable record date or at least 15 calendar days prior to maturity, as the case may be, to be effective for the payment to be made on such payment date and no such change or election may be made with respect to payments to be made on any Security of such series with respect to which notice of redemption has been given by the Company pursuant to Article IV). Any Holder of any such Security who shall not have delivered any such election to the Paying Agent not later than the close of business on the applicable Election Date will be paid the amount due on the applicable payment date in the relevant currency or currency unit as provided in paragraph (a) of this Section 3.12. Payment of principal of (and premium, if any) and (with respect to Fully Registered Securities only) interest, if any, on such Security shall be made at the Place of Payment by mailing at such location a check, in the applicable currency or currency unit to the Person entitled thereto at the address of such Person appearing on the Securities Register. Payment of the principal of, premium, if any, and (with respect to Fully Registered Securities only) interest, if any, on such Security may also, subject to applicable laws and regulations, be made at such other place or places as may be designated by the Company by any appropriate method.

          K. Paragraph (d) of Section 3.12 is amended and restated to read as follows:

          (d) Not later than the fourth Business Day after the Election Date for each payment date, the Paying Agent will deliver to the Company a written notice specifying, in the currency or currency unit in which each series of the Securities are payable, the respective aggregate amounts of principal of (and premium, if any) and interest, if any, on the Securities to be made on such payment date, specifying the amounts so payable in respect of Fully Registered Securities, Registered Securities with Coupons and Unregistered Securities and in respect of the Registered Securities as to which the Holders of Securities denominated in any currency or currency unit shall have elected to be paid in another currency or currency unit as provided in paragraph (b) above. If the election referred to in paragraph (b) above has been provided for pursuant to
Section 3.01 and if at least one Holder has made such election, then, on the second Business day preceding each payment date the Company will deliver to the Paying Agent an Exchange Rate Officer's Certificate in respect of the Dollar, Foreign Currency or currency unit payments to be made on such payment date. The Dollar, Foreign Currency or currency unit amount receivable by Holders of Registered Securities who have elected payment in a currency or currency unit as provided in paragraph (b) above shall be determined by the Company on the basis of the applicable Market Exchange Rate in effect on the second Business Day (the "Valuation Date") immediately preceding each payment date.

          L. Paragraph (g) of Section 3.12 is amended and restated to read as follows:

          (g) The "Dollar Equivalent of the Foreign Currency" shall be determined by the Exchange Rate Agent, if any, or, if there shall not be an Exchange Rate Agent, then by the Trustee, on the basis of the most recently available Market Exchange Rate, or as otherwise indicated in a pricing supplement to a prospectus describing the Securities.

          M. The first sentence of Section 8.14 is amended and restated to read as follows:

     The Trustee may appoint an Authenticating Agent for each series of Securities, which shall be acceptable to the Company, to act on behalf of such Trustee, and subject to its direction in the authentication and delivery of the Securities of such series issued upon original issuance, exchange, registration of transfer or partial redemption thereof or pursuant to Section 3.06.

          N.   Section 3.10 is amended and restated to read as follows:

     All Securities surrendered for the purpose of payment, redemption, repayment, purchase, exchange or registration of transfer or for credit against any sinking fund shall, if surrendered to the Company or any Paying Agent or any Securities Registrar, be surrendered to the Securities Registrar and promptly canceled by it, or, if surrendered to the Securities Registrar, shall be promptly canceled by it, and no Securities or Coupons shall be issued in lieu thereof except as expressly permitted by this Indenture. The Securities Registrar shall destroy canceled Securities and Coupons in accordance with a Company Order and deliver a certificate of such destruction to the Company unless, by a Company Order, the Company directs that such canceled Securities and Coupons be returned to the Company.

     3.   Additional Provisions.

     The following provisions, which constitute part of this Indenture, are numbered to conform with the format of the Standard Provisions:

     a.   Section 8.15. Other Matters Concerning the Trustee.

     At the date of this Indenture, the Corporate Trust Office of the Trustee is located at ______________________________.

     b.   ARTICLE XIV.  Subordination of Securities.

     Section 14.01  Securities Subordinated to Senior Debt.

     Anything in this Indenture or in the Securities to the contrary notwithstanding, the indebtedness evidenced by the Securities shall be subordinate and junior in right of payment to the extent and in the manner hereinafter set forth, to all Senior Debt at any time outstanding: (i) in the event of any insolvency or bankruptcy proceedings, and any receivership, liquidation, reorganization or other similar proceedings in connection therewith, relative to the Company or to its creditors, as such, or to its property, and in the event of any proceedings for voluntary liquidation, dissolution or other winding up of the Company, whether or not involving insolvency or bankruptcy, then the holders of Senior Debt shall be entitled to receive payment in full of all principal of, premium, if any, and interest, if any, on all Senior Debt before the Holders of Securities are entitled to receive any payment on account of principal, premium, if any, and interest, if any, upon the Securities, and to that end (but subject to the power of a court of competent jurisdiction to make other equitable provisions reflecting the rights conferred in this Article XIV and in the Securities upon the Senior Debt and the holders thereof with respect to the Securities and the Holders thereof by a lawful plan of reorganization under applicable bankruptcy law) the holders of Senior Debt shall be entitled to receive for application in payment thereof any payment or distribution of any kind or character, whether in cash or property or securities, which may be payable or deliverable in any such proceedings in respect of the Securities, except securities which are subordinate and junior to the payment of all Senior Debt then outstanding; and (ii) if any Security is declared due and payable before its expressed maturity because of the occurrence of an Event of Default hereunder (under circumstances when the provisions of the foregoing clause (i) shall not be applicable), any Holder of the Securities shall be entitled to payment only after there shall first have been paid in full, on the Senior Debt outstanding at the time the Securities first so become due and payable because of such Event of Default, all principal, premium, if any, and interest, if any, becoming due and payable, by acceleration or otherwise, on such Senior Debt within one year after such Securities so become due and payable. No present or future holder of Senior Debt shall be prejudiced in his right to enforce subordination of the Securities by any act or failure to act on the part of the Company. The provisions of this paragraph are solely for the purpose of defining the relative rights of the holders of Senior Debt on the one hand, and the Holders of the Securities on the other hand, and nothing herein shall impair, as between the Company and the Holder of any Security, the obligation of the Company, which is unconditional and absolute, to pay to the Holder thereof the principal, premium, if any, and interest, if any, thereon in accordance with its terms, nor shall anything herein prevent the Trustee or the Holder of a Security from exercising all remedies otherwise permitted by applicable law or hereunder upon default hereunder, subject to the rights, if any, under this paragraph, of holders of Senior Debt to receive cash, property or securities otherwise payable or deliverable to Holders of the Securities.

     The Company agrees, for the benefit of the holders of Senior Debt, that if any Security becomes due and payable before its expressed maturity because of the occurrence of a default hereunder (a) the Company will give prompt notice in writing of such happening to the holders of record of Senior Debt and (b) all Senior Debt shall forthwith become immediately due and payable upon demand made prior to the curing of any such default, regardless of the expressed maturity thereof.

     Section 14.02. Securities May be Paid Prior to Dissolution, etc.

     Nothing contained in this Article XIV or elsewhere in this Indenture, or in any of the Securities, shall prevent (a) the Company, at any time except under the conditions described in Section 14.01 or during the pendency of any dissolution or winding up or total or partial liquidation or reorganization proceedings therein referred to, from making payments at any time of principal of, premium, if any, or interest, if any, on Securities or from depositing with the Trustee or any Paying Agent moneys for such payments, or (b) the application by the Trustee or any Paying Agent of any moneys deposited with it under this Indenture to the payment of or on account of the principal of, premium, if any, or interest, if any, on the Securities to the Holders of the Securities entitled thereto if such payment would not have been prohibited by the provisions of Section 14.01 on the date such moneys were so deposited.

     Notwithstanding the provisions of Section 14.01 or any other provision of this Indenture, the Trustee and any Paying Agent shall not be charged with knowledge of the existence of any Senior Debt or of any facts which would prohibit the making of any payment of moneys to or by the Trustee or such Paying Agent, unless and until the Trustee or such Paying Agent shall have received written notice thereof from the Company or from a holder of such Senior Debt; and, prior to the receipt of any such written notice, the Trustee shall be entitled in all respects to assume that no such facts exist. However, if prior to one business day before the date upon which by the terms hereof any such moneys may become payable for any purpose (including, without limitation, the payment of the principal of, premium, if any, or interest, if any, on any Security) the Trustee or such Paying Agent shall not have received with respect to such moneys the notice provided for in this Section 14.02, then, anything herein contained to the contrary notwithstanding, the Trustee and such Paying Agent shall have full power and authority to receive such moneys and apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received after such date.

     Section 14.03. Rights of the Holders of Senior Debt Not to be Impaired.

     Neither the Trustee nor any Paying Agent shall be deemed to owe any fiduciary duty to the holders of Senior Debt, and neither shall be liable to any such holders if it shall mistakenly pay over or distribute to or on behalf of Holders of the Securities or the Company moneys or assets to which any holders of Senior Debt shall be entitled by virtue of this Article XIV.

     The Trustee shall be entitled to all the rights set forth in this Article XIV with respect to any Senior Debt which may at any time be held by it, to the same extent as any other holder of Senior Debt, and nothing in Section 8.13, or elsewhere in this Indenture, shall deprive the Trustee of any of its rights as such holder.

     Any distributions to be made by the Trustee to the holders of Senior Debt in accordance with this Article XIV may be made to any Trustee or other representatives of such Holder.

     Section 14.04. Authorization to Trustee to Take Action to Effectuate Subordination.

     Each Holder of a Security by his acceptance thereof authorizes and directs the Trustee in his behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article XIV and appoints the Trustee his attorney in fact for any and all such purposes.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, HELLER FINANCIAL, INC. has caused this Indenture to be signed in its corporate name by its authorized officer, and its corporate seal to be affixed hereto, and the same to be attested by the signature of its Secretary or an Assistant Secretary, and _____________, in evidence of its acceptance of the trust hereby created, has caused this Indenture to be signed in its corporate name by one of its Authorized Officers, and its corporate seal to be affixed hereto, and the same to be attested by one of its Assistant Secretaries, as of the day and year first above written.



                              HELLER FINANCIAL, INC.

                              By:____________________________________
                              Title:_________________________________

[SEAL]


Attest:

____________________________________



                              ________________________________________

                              By:_____________________________________
                              Title:__________________________________

[SEAL]


Attest:


____________________________________

STATE OF ILLINOIS   )
                    ) ss:
COUNTY OF COOK      )

     On the __ day of ________, 1991, before me personally came ___________________________ to me known, who, being by me duly sworn, did depose and say that he is an authorized officer of HELLER FINANCIAL, INC., one of the corporations described in and which executed the above instrument; that he knows the seal of such corporation; that the seal affixed to such instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of such corporation; and that he signed his name thereto by like authority.


                             _________________________________________


[SEAL]



STATE OF______________________)
                              ) ss:
COUNTY OF_____________________)

     On the __ day of ________, 1991, before me personally came __________________________ to me known, who, being by me duly sworn, did depose and say that he is an Authorized Officer of __________________, one of the corporations described in and which executed the above instrument; that he knows the seal of such corporation; that the seal affixed to such instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of such corporation; and that he signed his name thereto by like authority.


                             _________________________________________



[SEAL]

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